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                                                                    Exhibit 24.2
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                               POWER OF ATTORNEY


     I, Russell I. Pillar, a director of Switchboard Incorporated, hereby constitute and appoint Douglas J. Greenlaw, Dean Polnerow, John P. Jewett and Virginia K. Kapner, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacity indicated below, Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-90013 (the "Registration Statement"), and any and all other pre-effective and post-effective amendments to said registration statement, and any subsequent registration statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in my name and on my behalf in my capacity as a director to enable Switchboard Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorney, or any of them, to said Amendment No. 3 and any and all other amendments to the Registration Statement or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).


Dated January 28, 2000


                                      /s/ Russell I. Pillar
                                     -----------------------------
                                    Name:  Russell I. Pillar
                                    Title: Director